EXHIBIT  99.5


                                 SPACEDEV, INC.

                               AMENDMENT NO. 2 TO
                    SPACEDEV, INC. 2004 EQUITY INCENTIVE PLAN

     THIS AMENDMENT NO. 2 TO THE SPACEDEV, INC. 2004 EQUITY INCENTIVE PLAN is made and effective as of November 29, 2005 (this "Amendment").


                                 R E C I T A L S
                                 ---------------

     WHEREAS, the Board of Directors (the "Board") of SpaceDev, Inc., a Colorado corporation (the "Company"), initially approved and adopted the SpaceDev, Inc. 2004 Equity Incentive Plan (as amended from time to time, the "Plan") authorizing and reserving 2,000,000 shares of the Company's common stock, par value $.0001 (the "Common Stock") for issuance under the Plan, subject to approval by the shareholders of the Company (the "Shareholders"), and recommended that the Shareholders approve and adopt the Plan at the next annual meeting of the Shareholders;

     WHEREAS, the Shareholders approved and adopted the Plan at the annual meeting of the Shareholders held on August 5, 2004;

     WHEREAS, on May 12, 2005, the Board approved and adopted Amendment No. 1 to the Plan, authorizing and reserving an additional 2,000,000 shares of Common Stock for issuance under the Plan, subject to approval by the Shareholders, and recommended that the Shareholders approve and adopt said Amendment No. 1 at the next annual meeting of the Shareholders;

     WHEREAS, the Shareholders approved and adopted Amendment No. 1 to the Plan at the annual meeting of the Shareholders held on August 12, 2005;

     WHEREAS, the Company has entered into that certain Agreement and Plan of Merger and Reorganization, made and entered into as of October 24, 2005 (the "Merger Agreement"), by and among the Company, Monoceros Acquisition Corp., a Colorado corporation and wholly-owned subsidiary of the Company, Starsys Research Corporation, a Colorado corporation ("Starsys"), Scott Tibbitts, a key shareholder, and Scott Tibbitts, as shareholder agent, and pursuant to the Merger Agreement, subject to the terms and conditions thereof, the Company is obligated to reserve shares under the Plan (or a successor stock option plan) for officers and employees of Starsys; and

     WHEREAS, on November 29, 2005, the Board approved and adopted the form of this Amendment No. 2 to the Plan, authorizing and reserving an additional 3,000,000 shares of Common Stock for issuance under the Plan, subject to approval by the Shareholders, and recommended that the Shareholders approve and adopt said Amendment No. 2 at the next special meeting of the Shareholders.

                                A G R E E M E N T
                                -----------------

     NOW,  THEREFORE,  the  Plan  is  hereby  amended  as  follows:

     1.     AMENDMENT  AND  RESTATEMENT.

               1.1 Subject to the approval and adoption of Section 1.1 of this Amendment by the Shareholders within twelve months after the date of this Amendment, Section 5 of the Plan is hereby amended and restated in its entirety to read as follows:

"5.     STOCK  SUBJECT  TO  THE  PLAN.


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     "(a)     Available Shares.  Subject to adjustment as provided in Section 17 hereof, the maximum number of shares of Common Stock reserved for Awards under the Plan is 7,000,000 shares. These shares of Common Stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Company. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Options terminate, expire, or are forfeited without having been exercised (or in cases where a Limited Right has been granted in connection with an Option, the amount of such Limited Right received in lieu of the exercise of such Option), new Awards may be made with respect to those shares underlying such terminated, expired or forfeited Options. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options is 7,000,000, and any shares of Common Stock issued under the Plan that are reacquired by the Company shall not be available for grants of Incentive Stock Options.

     "(b)     Code  Section  162(m) Limit.  Subject to adjustment as provided in
Section 17 hereof, the aggregate number of shares of Common Stock subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000, except that in connection with his or her initial service, a Participant may be granted Awards covering up to an additional 1,000,000 shares of Common Stock. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 5(b) shall be subject to adjustment under Section 17 hereof only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Section 162(m) of the Code."

               1.2 Section 2(s) of the Plan is hereby amended and restated in its entirety to read as follows as of the date of this Amendment:

                    "(s)  "Fair  Market  Value"  means,  unless  the  Committee determines otherwise, as of any date, the closing sales price for the Common Stock on such date (or if no sale was reported on such date, the closing price on the last preceding day on which a sale was reported), as reported in such source as the Committee shall determine."

     2.     LIMITED  AMENDMENT.

     Except as expressly amended by this Amendment, the Plan shall remain in full force and effect in accordance with the terms and conditions thereof, and this Amendment shall be incorporated into, and become a part of, the Plan.

     3.     GOVERNING  LAW.

     This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado applicable to contracts negotiated, executed and to be performed entirely within such State.


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IN  WITNESS WHEREOF, this Amendment was duly approved and adopted as of the date first  written  above.

                                               By:     /s/  Richard  B.  Slansky
                                                    ----------------------------
                                                            Richard  B.  Slansky
                                                                       Secretary

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